Exhibit 23.1

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Flamel Technologies S.A., Nos. 333-137844, 333-134638, 333-111725, 333-109693 and 333-12542, of our report dated May 7, 2010, relating to the financial statement and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Lyon, France, May 7, 2010

PricewaterhouseCoopers Audit

Represented by
Bernard Rascle